PRICING SUPPLEMENT NO. 97-07 Dated September 22, 1997  Rule  424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File  No.333-30543



                                BENEFICIAL CORPORATION

                              Medium-Term Notes, Series I
                                   (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:




                                                         Interest
Principal                   Settlement      Maturity     Rate
Amount        CUSIP #       Date            Date         Per Annum


$30,000,000   08172MGN0     09/25/1997      09/27/2004   6.625%